Exhibit 5.1
February 12, 2007
Hyperion Solutions Corporation
5450 Great America Parkway
Santa Clara, CA 95054
Re: Hyperion Solutions Corporation Form S-8 Registration Statement
Ladies and Gentlemen:
     I am Vice President, General Counsel and Secretary of Hyperion Solutions Corporation, a Delaware corporation (the “Company”). This opinion is being rendered solely in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration of: (i) up to 134,565 shares (the “Decisioneering Plan Shares”) of common stock, $0.001 par value, of the Company (the “Common Stock”) issuable under the Decisioneering, Inc. 1997 Stock Option Plan, as adopted by the Company (the “Decisioneering Plan”) and; (ii) up to 1,500,000 additional shares of Common Stock (the “2004 Plan Shares” and together with the Decisioneering Plan Shares, the “Shares”) issuable under the Company’s 2004 Equity Incentive Plan (the “2004 Plan” and together with the Decisioneering Plan, the “Plans”).
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).
     In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement as will be filed with the Securities and Exchange Commission (the “Commission”) on February 14 2007 under the Act; (ii) a specimen certificate representing the Common Stock; (iii) the Company’s Restated Certificate of Incorporation, as amended to date and currently in effect; (iv) the Company’s Amended and Restated By-laws, as amended to date and currently in effect; (v) the Plans; (vi) the prospectuses to be sent to participants pursuant to the Plans; (vii) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters; and (viii) the approval of the Company’s stockholders of the 2004 Plan at the Company’s 2006 Annual Meeting of Stockholders. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.
     In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to this opinion that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others.
     I have also assumed that the each award agreement setting forth the terms of each grant of options or other awards under the Plans is consistent with the Plans and has been duly authorized and validly executed and delivered by the parties thereto.
     I do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and I do not express any opinion as to the effect of any other laws on the opinion stated herein.
     Based upon and subject to the foregoing, I am of the opinion that when the Registration Statement becomes effective under the Act and certificates representing the Shares in the form of the specimen certificate examined by me have been manually signed by an authorized officer of the transfer agent and registrar, and have been delivered to and paid for in accordance with the terms and conditions of the Plans at a price per share not less than the per share par value of Common Stock, the issuance and sale of the Shares under the Plans will have been duly authorized, validly issued, fully paid and nonassessable.
     I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mark Cochran
Mark Cochran Vice President, General Counsel and Secretary

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